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                                                                 Exhibit 23



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration
Statements:

   -  Form S-8 No. 333-33772 pertaining to the Company's 401(K) Savings Plan,

   - Form S-8 No. 333-33734 pertaining to the Company's Employee Stock Purchase Plan,

   - Form S-8 No. 333-87919 pertaining to the Company's 1999 Stock Option and Incentive Plan, 1995 Nonstatutory Stock Option Incentive Plan, 1995 Incentive Stock Option Plan, as amended, Outside Directors Stock Option Plan, as amended and Stock Option Agreements between the Company and Donald E. Brown, M.D.; Jon Anton, D.Sc.; and Michael P. Cullinane;

of our report dated January 18, 2002, except for Note 13, as to which the date is February 15, 2002, with respect to the financial statements included in the Annual Report on Form 10-K of Interactive Intelligence, Inc. for the year ended December 31, 2001.


Indianapolis, Indiana
March 27, 2002